IMPORTANT NOTICES European Union/European Economic Area (“EU/EEA”) In relation to each Member State of the EEA, an offer to the public of any securities that comprise the SARs (as defined below) (together “Securities”) which are the subject of the offer contemplated by this Grant Notice (as defined below) may not be made in that Member State, except that an offer to the public in that Member State of any Securities may be made at any time under the following exemptions under the Prospectus Regulation: (a) where it is addressed solely to qualified investors as defined in the Prospectus Regulation; (b) where it is addressed to fewer than 150 natural or legal persons per Member State (other than qualified investors as defined in the Prospectus Regulation); or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Securities shall require the Company (as defined below) to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For these purposes, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable a recipient of such offer to decide to purchase any Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. These restrictions apply in addition to any other selling restrictions set out in this Grant Notice. Italy The offer of the SARs is exempted from prospectus requirements under Italian securities law and, in particular, under Article 34-ter, paragraph 1, of the Italian Market Authority (CONSOB) Regulation No. 11971 of May 14, 1999. No person resident or located in Italy other than the original recipients of this document and any other document related to the SARs may rely on such documents or their content. Japan Since the solicitation to the signatory hereof is considered a “Solicitation to a Small Number of Investors” under Article 23-13(4) of the Financial Instruments Exchange Act of Japan (the “FIEA”), notification under Article 4(1) of the FIEA has not been made. Singapore Each Holder is hereby advised that the Plan is not being registered under the Securities and Futures Act 2001 of Singapore on the basis that the grant of any SARs to the Holder is exempt from the requirement to issue a prospectus on the basis that all Holders qualify as a “Qualifying Person” in accordance with Section 273(1)(i) and 273(4) of the Securities and Futures Act 2001 of Singapore. United Kingdom In relation to the United Kingdom, an offer to the public of any Securities which are the subject of the offer contemplated by this Grant Notice may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any Securities may be made at any time under the following exemptions under the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”): (a) where it is addressed solely to qualified investors as defined in the UK Prospectus Regulation; (b) where it is addressed to fewer than 150 natural or legal persons in the United Kingdom (other than qualified investors as defined in the UK Prospectus Regulation); or (c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), provided that no such offer of Securities shall require the

2 Company to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For these purposes, the expression an “offer to the public” in relation to any Securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable a recipient of such offer to decide to purchase any Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. These restrictions apply in addition to any other selling restrictions set out in this Grant Notice. This Grant Notice is only being distributed to and is only directed at persons who are employees or former employees of the Company or of another member of the same group as the Company and any persons falling within Article 60(2)(a) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) (such persons being referred to as “relevant persons”). All securities that comprise the SARs (together “Securities”) are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

3 LIVANOVA PLC SECOND AMENDED AND RESTATED 2022 INCENTIVE AWARD PLAN STOCK APPRECIATION RIGHT GRANT NOTICE LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), pursuant to its Second Amended and Restated 2022 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Holder”) an award of stock appreciation rights over the number of ordinary shares of the Company (“Shares”) set forth below (each, a “SAR”, and collectively, the “SARs”). Upon exercise, each SAR represents the right to receive an amount equal to the Fair Market Value of one Share on the date of exercise less the Exercise Price per Share set forth below. Payment of such amount shall be in cash, Shares (based on their Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Administrator. The SARs are subject to the terms and conditions set forth in this Stock Appreciation Right Grant Notice (this “Grant Notice”), the Stock Appreciation Right Agreement attached hereto as Exhibit A (the “Agreement”), the Plan and the special provisions for Holder’s country of residence, if any, attached hereto as Exhibit B (the “Foreign Appendix”) and the additional country-specific data protection information attached hereto as Exhibit C, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in (or by reference in) the Plan shall have the same defined meanings in this Grant Notice and the Agreement. Holder: [ ] Grant Date: [ ] Exercise Price Per Share: $[ ] Total Number of Shares Subject to SARs: [ ] Expiration Date: [ ] Vesting Schedule: Subject to the terms and conditions of the Agreement, the SARs will vest as follows: [ ] By clicking the “ACCEPT” button, the Holder and the Company agree to be bound by the terms and conditions of the Plan, the Agreement, the Foreign Appendix, if applicable, and this Grant Notice, all of which the Holder can access through a link from the Grant Notice. The Holder has reviewed the Plan, the Agreement, the Foreign Appendix, if applicable, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting and agreeing to be bound by them, and fully understands all provisions of this Grant Notice, the Agreement, the Foreign Appendix, if applicable, and the Plan. The Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Foreign Appendix, if applicable, or the Agreement. By clicking “ACCEPT”, you confirm that you understand and agree to be bound by the market sell order below. This will apply where the Company elects that any Tax Liability arising in respect of your SARs shall be satisfied pursuant to Section 4.5(a)(v) of the Agreement with respect to any Shares then issuable to you upon exercise of your SARs.

4 I understand that by clicking “ACCEPT”, I am instructing each broker-dealer who is a member of the Financial Industry Regulatory Authority and appointed by the Company from time to time for the purposes of this market sell order as my agent (the “Agent”) to execute this order to sell such number of Shares then issuable to me upon exercise of my SARs as is sufficient to (A) obtain cash for payment of any withholding taxes or other Tax Liability due as a result of the grant, exercise, vesting or settlement of my SARs that the Company, Subsidiary or Employer is required or authorised, or reasonably believes it is required or authorised, to withhold, pay or account for (such amount being “Tax”), including any previously vested SARs that are currently pending settlement or outstanding unvested SARs; and (B) cover all applicable fees and commissions due to, or required to be collected by, the Agent with respect to such sale. Any residual cash after payment of the Tax, commissions and fees will be deposited into my brokerage account with the Agent. The Agent may (A) execute my order in a single transaction or multiple transactions during the course of the trading day, or (B) aggregate my order with other orders for other sellers of Shares, execute them as a block or in multiple smaller transactions, and allocate an average price to each seller. In addition, I acknowledge that it may not be possible to execute my order to sell Shares at the relevant time due to (A) a legal or contractual restriction applicable to me or the Agent, (B) a market disruption, or (C) Nasdaq rules governing order execution priority. In the event of the Agent’s inability to execute my order to sell Shares, I understand that I will continue to be responsible for the timely payment to the Company, Subsidiary or Employer (as applicable) of all Tax. I understand that this order will not be accepted by the Agent, and my order will not be executed, until I open a brokerage account with the Agent. I also understand that this order will be executed in my brokerage account and will be subject to the terms and conditions that I agree to for that account. I permit the Agent to discuss with and disclose to the Company any information relating to my brokerage account for the purposes of this order. I hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this order. I understand that the Agent is a third-party beneficiary of this order. You must also check your W-9 or W-8 tax certification to confirm it will be in effect on the sale date(s). You can view the current status of your W-9 or W-8 on the Agent’s platform.

5 EXHIBIT A STOCK APPRECIATION RIGHT GRANT NOTICE STOCK APPRECIATION RIGHT AGREEMENT Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) to which this Stock Appreciation Right Agreement (this “Agreement”) is attached, LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”) has granted to Holder Stock Appreciation Rights (“SARs”) under the Company’s 2022 Incentive Award Plan, as amended from time to time (the “Plan”) over the number of Shares set forth in the Grant Notice. ARTICLE 1. GENERAL 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement: (a) “Disability” shall be defined as in Holder’s employment letter or agreement with the Company or a Subsidiary, as amended from time to time, or if Holder is not a party to such a letter or agreement or such letter or agreement does not contain such a definition, shall mean Holder’s inability to engage in any substantial gainful activity by reason of any physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months, in each case, which has been determined by a registered medical professional, and is subject to Applicable Law. 1.2 Incorporation of Terms of Plan and Foreign Appendix. The SARs and the Shares issued to Holder hereunder are subject to the terms and conditions set forth in the Plan and the Foreign Appendix, if applicable, each of which is incorporated herein by reference, as well as this Agreement. In the event of any inconsistency between the Plan and/or this Agreement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control. ARTICLE 2. GRANT OF SARS 2.1 Grant of SARs. (a) In consideration of Holder’s past and/or continued employment with the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Holder the number of SARs over the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement, the Grant Notice, the Plan and, if applicable, the Foreign Appendix, subject to adjustment as provided in Section 12.2 of the Plan. 2.2 Exercise Price. The exercise price per share of the Shares covered by the SARs (the “Exercise Price”) shall be as set forth in the Grant Notice.

6 2.3 Consideration to the Company. In consideration of the grant of the SARs by the Company, Holder agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan, the Grant Notice, the Foreign Appendix, if applicable, or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary and Holder. ARTICLE 3. PERIOD OF EXERCISABILITY 3.1 Commencement of Exercisability. (a) Subject to Holder’s continued employment with the Company or a Subsidiary on each applicable vesting date and subject to Sections 3.1(b), (c), (d), (e), 3.2 and 3.3 hereof, the SARs shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice. (b) In the event Holder incurs a Termination of Service, except as may be otherwise provided by this Section 3.1, the Administrator or as set forth in a written agreement between Holder and the Company, Holder shall immediately forfeit any and all SARs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Holder’s rights in any such SARs which are not so vested shall lapse and expire. (c) In the event the Holder incurs a Termination of Service due to an Approved Retirement that occurs on or following the six (6)-month anniversary of the Grant Date, the Holder’s outstanding SARs will not be forfeited upon such Approved Retirement, but instead outstanding SARs shall continue to vest on the date(s) set out in the Grant Notice (provided all other terms which apply to the SARs are met, including the terms regarding restricted activities set forth below). “Approved Retirement” means (i) if the Holder is permanently located in the United States at the time of the Holder’s Termination of Service, a voluntary Termination of Service on or after (A) Holder’s attainment of age sixty-five (65), or (B) the date upon which (1) Holder’s age plus years of continuous service with the Company and its Subsidiaries totals at least sixty-five (65), and (2) Holder has attained age fifty-five (55); and (ii) if the Holder is not permanently located in the United States at the time of the Holder’s Termination of Service, a Termination of Service designated by the Committee, in its absolute discretion, as an Approved Retirement; provided, that Approved Retirement shall not include: (1) a resignation by the Holder after being notified that the Company or any of its Subsidiaries has elected to terminate the Holder for Cause, or (2) a termination or resignation by the Holder during the pendency of an investigation with respect to the Holder. In exercising its discretion in designating a Termination of Service as an Approved Retirement, the Committee will consider management recommendations based on each specific situation, including the Holder’s expressed commitment at the time of Termination of Service to cease any form of full-time paid work (including, but not limited to, self-employment; agency work; or employment), Holder’s tenure of service, and the Holder having reached or exceeded any applicable statutory retirement age under Applicable Law, the Holder being eligible for statutory old-age pension or retirement benefits from the applicable governmental authority under Applicable Law, or the Holder qualifying for old-age pension or

7 retirement benefits under the applicable pension or retirement plan sponsored, maintained or contributed to by the Company or its Subsidiaries. In the event the Company determines that the Holder who incurs a Termination of Service designated as an Approved Retirement commits a material breach of any fiduciary, confidentiality, non- disclosure, non-competition, non-solicitation, non-interference or non-disparagement obligations to the Company or its Subsidiaries (including without limitation, the Holder’s engagement in any Prohibited Activities), any portion of the SARs unvested at such time shall be immediately forfeited for no consideration. For the purposes of this Section 3.1(c), “Prohibited Activities” shall mean the activities that are prohibited pursuant to any confidentiality agreement or covenant not to compete, not to solicit or hire employees, not to solicit or disrupt business relations, not to disparage the Company, its Subsidiaries or any of its or their officers and employees, or any similar restrictions set out in any employment, severance or other written agreement then in effect between the Holder and the Company or one of its Subsidiaries. If no such agreement containing such restrictions is then in effect, the Holder will be deemed to be engaged in “Prohibited Activities” if the Holder, during the term of his or her employment or engagement or in the period during which any SARs remain unvested following his or her Termination of Service, engages in any employment or business activities for him or herself or on behalf of any enterprise in any capacity or owns any interest in any entity which competes or is competitive with the business of the Company or any Subsidiary in any country in which the Company or its Subsidiaries operate, in each case with which the Holder has been materially involved or for which the Holder was responsible in the twelve (12) months immediately before his or her Termination of Service. (d) In the event of Holder’s Termination of Service by the Company without Cause or due to a resignation by Holder for Good Reason within the twenty-four (24) months immediately following a Change in Control, the SARs, to the extent not forfeited or otherwise vested immediately prior to such Termination of Service, shall become fully vested upon such Termination of Service. “Good Reason” shall mean: (i) a material reduction by the Company in Holder’s base salary or target annual bonus as in effect immediately prior to such reduction; (ii) a material diminution in the Holder’s authority, duties or responsibilities (including, without limitation, any negative change in reporting hierarchy involving the Holder or the person to whom he or she directly reports, or if Holder was a Section 16 reporting officer immediately prior the Change in Control and is no longer a Section 16 reporting officer immediately following the Change in Control); or (iii) a change of at least twenty (20) miles in the geographic location at which the Holder must perform services, or if the Holder is designated to work primarily on a “remote” basis, the Holder is required to relocate to any office or location that is not materially consistent with the Holder’s remote work arrangement, provided that, in each case (a) the Holder provides written notice to the General Counsel and Chief Human Resources Officer of the Company of the existence of one or more of the conditions described in the clauses above within thirty (30) days following the Holder’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, (b) the Employer fails to cure such event or condition within thirty (30) days following the receipt of such notice, and (c) the Holder incurs a Termination of Service within thirty (30) days following the expiration of such cure period. “Cause” shall mean, if Holder is employed pursuant to a written employment or similar agreement which includes a definition of “Cause,” “Cause” as defined in that agreement and otherwise: (i) the willful and continued failure by Holder to perform substantially Holder’s duties with the Company, other than any such failure resulting from Holder’s incapacity due to physical or mental illness, which continues unabated after a written demand for substantial performance is delivered to Holder by the Company that specifically identifies the manner in which the Company believes that Holder has not substantially performed

8 Employee’s duties; (ii) Holder willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company; (iii) Holder’s conviction of any felony, or to any misdemeanor involving dishonesty or moral turpitude, in either case, which is materially and demonstrably injurious to the Company or any of its subsidiaries; or (iv) Holder’s material breach of his or her employment or service contract with the Company, which breach, if curable, has not been remedied by Holder after written notice has been provided to Holder of such breach. For purposes of this definition, an act or failure to act on Holder’s part shall be considered “willful” only if done or omitted to be done by Holder otherwise than in good faith and without reasonable belief that Holder’s action or omission was in the best interest of the Company. For the avoidance of doubt, the definition of “Cause” herein shall not conflict with any statutory definition of cause under applicable local law. (e) In the event of Holder’s Termination of Service due to Holder’s death or Disability, the SARs shall become fully vested and exercisable upon such Termination of Service. 3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the SARs become unexercisable, they shall be forfeited immediately. 3.3 Expiration of SARs. The SARs may not be exercised after the earlier of: (a) The expiration date set forth in the Grant Notice; (b) The date falling twenty-four (24) months from the date of Holder’s Termination of Service due to Holder’s death or Disability; (c) In the case of Holder’s Termination of Service due to an Approved Retirement that occurs on or following the six (6)-month anniversary of the Grant Date, the date falling twenty-four (24) months from the later of (i) the date of such Termination of Service and (ii) the applicable vesting date for such SARs; and (d) Except in the case of Holder’s Termination of Service as described in Section 3.3(b) or 3.3(c) above or as the Administrator may otherwise approve, the date falling three months from the date of Holder’s Termination of Service for any reason. ARTICLE 4. EXERCISE 4.1 Person Eligible to Exercise. Only Holder may exercise the SARs; provided that after the death of Holder, any exercisable portion of the SARs may, prior to the time when the SARs become unexercisable under Section 3.3 hereof, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws (including, without limitation, the then applicable laws of descent and distribution); and provided further that after the loss of Holder’s ability to exercise the SARs due to Disability, any exercisable portion of the SARs may, prior to the time when the SARs become unexercisable under Section 3.3 hereof, be exercised by Holder’s validly appointed attorney or by any person empowered to do so under the then applicable laws.

9 4.2 Partial Exercise. Any exercisable portion of the SARs or all of the SARs, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the SARs or portion thereof becomes unexercisable under Section 3.3 hereof. However, the SARs shall not be exercisable with respect to fractional shares. 4.3 Manner of Exercise. The SARs, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third-party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the SARs or such portion thereof become unexercisable under Section 3.3 hereof: (a) An exercise notice in a form specified by the Administrator, stating that the SARs or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator; (b) The payment of any applicable Tax Liability in accordance with Section 4.5; (c) Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and (d) In the event the SARs or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the SARs. Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time. 4.4 Time of Settlement. The Shares or cash payable upon exercise of the SARs or any portion thereof shall be provided to Holder within sixty (60) days following the date of exercise of the SARs or such portion. Any such cash shall be payable in a lump sum. 4.5 Tax Withholding. Notwithstanding any other provision of this Agreement: (a) The Company and its Subsidiaries, including, if different from the Company, Holder’s Employer (the “Employer”), have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any Tax Liability arising with respect to any taxable event concerning Holder pursuant to the Grant Notice or this Agreement (or otherwise pursuant to the Plan). Holder irrevocably agrees to pay to the Company or (if different) the Employer the amount of any Tax Liability that the Company, Subsidiary or Employer is required or authorized, or reasonably believes it is required or authorized, to withhold, pay, or account for, or enter into arrangements to the satisfaction of the Company or the Employer (as appropriate) for payment of any such Tax Liability including (but not limited) by way of payment or withholding in one or more of the forms specified below: (i) by cash of or check for the relevant amount paid or made payable to the Company or the Employer (or other relevant Subsidiary) with respect to which the withholding obligation arises; (ii) by withholding of the relevant amount from Holder’s wages or other compensation payable to Holder by the Company or the Employer (or any other relevant Subsidiary), including (for the avoidance of doubt) any payment due to Holder pursuant to the SARs;

10 (iii) by withholding Shares otherwise issuable upon the exercise of the SARs or by withholding from proceeds of the sale of Shares issuable pursuant to the SARs either through a voluntary sale or through a mandatory sale arranged by the Company (on Holder’s behalf pursuant to this authorization) without further consent, in each case with such Shares having a then current Fair Market Value or, if the SARs are settled in cash, an amount of the cash payment made with respect to the SARs, in each case as is sufficient to cover the amount necessary to satisfy the Tax Liability; (iv) with the consent of the Administrator, by Holder tendering to the Company Shares having a then current Fair Market Value as is sufficient to cover the amount necessary to satisfy the Tax Liability; (v) if the Administrator determines to settle the SARs in Shares through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to any Shares then issuable to Holder upon exercise of the SARs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Employer (or other relevant Subsidiary) with respect to which the Tax Liability arises in satisfaction of such Tax Liability; provided that payment of such proceeds is then made to the Company or the Employer (or other relevant Subsidiary) at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or (vi) in any combination of the foregoing or such other method as is determined by the Company or the Administrator. (b) The Company shall not be obligated to deliver any cash or any certificate representing Shares issuable with respect to the SARs upon exercise of the SARs to, or to cause any such Shares to be held in book-entry form by, Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of any Tax Liability, provided, that no payment shall be delayed under this Section 4.5(b) if such delay would result in a violation of Section 409A. (c) With respect to any Tax Liability arising in connection with the SARs, in the event Holder fails to provide timely payment of all sums required pursuant to Section 4.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. (d) In the event any Tax Liability arising in connection with the SARs will be satisfied under Section 4.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares from those Shares then issuable to Holder upon the exercise of the SARs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the relevant Tax Liability and to remit the proceeds of such sale to the Company, the Subsidiary or the Employer (as appropriate). Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.5(d). The Company may refuse to issue any Shares upon exercise of the SARs to Holder until the foregoing Tax Liability is satisfied, provided that no payment shall be delayed under this Section 4.5(d) if such delay will result in a violation of Section 409A. (e) Holder is ultimately liable and responsible for and indemnifies and will keep indemnified the Company and each Subsidiary (including the Employer, if applicable) against any Tax Liability arising in connection with the SARs, regardless of any action the Company or any Subsidiary

11 takes with respect to any tax withholding obligations that arise in connection with the SARs. Neither the Company nor any Subsidiary (including the Employer, if applicable) makes any representation or undertaking regarding the treatment of any Tax Liability in connection with the awarding, vesting or exercise of the SARs, the payment of cash or issue of Shares on exercise of the SARs, or the subsequent sale of Shares. The Company and the Subsidiaries (including the Employer, if applicable) do not commit and are under no obligation to structure the SARs to reduce or eliminate any Tax Liability or to achieve any particular tax result. 4.6 Conditions to Issuance of Shares. If the Administrator determines to settle any SARs in Shares, the Company shall not be required to issue or deliver any Shares upon the exercise of such SARs prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable. 4.7 Rights as Shareholder. Neither Holder nor any person claiming under or through Holder will have any of the rights or privileges of a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares subject to the SARs unless and until certificates representing such Shares (which may be in book-entry form) have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). No adjustment shall be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 12 of the Plan. Except as otherwise provided herein, if the Administrator determines to settle the SARs in Shares, after such issuance, recordation and delivery, Holder will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. 4.8 Malus and Claw-Back. The grant of this Award is subject to the terms of the LivaNova Compensation Recoupment Policy, as it may provide from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require the Holder to repay or forfeit cash or equity awards, including this Award, or any ordinary shares or other cash or property received with respect to this and other awards, including any value received from a disposition of the ordinary shares acquired upon payment in respect of the awards. ARTICLE 5. OTHER PROVISIONS 5.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Holder, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, this Agreement or the Foreign Appendix, if applicable.

12 5.2 SARs Not Transferable. Without limiting the generality of any other provision hereof, the SARs shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan. 5.3 Adjustments. Holder acknowledges that the SARs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12 of the Plan. 5.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. 5.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 5.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. 5.7 Conformity to Securities Laws. Holder acknowledges that the Plan, the Grant Notice, the Foreign Appendix, if applicable, and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the SARs are granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law. 5.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the SARs in any material way without the prior written consent of Holder. 5.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 10.3 of the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 5.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the SARs Grant Notice, the Foreign Appendix, if applicable, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive

13 rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. 5.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an Employee of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary and Holder. Neither the Plan, the Grant Notice, the Foreign Appendix, if applicable, nor this Agreement afford the Holder any rights to compensation or damages, including for loss or potential loss that the Holder may suffer (including by reason of being unable to exercise the SAR) as a result of the termination of the Plan, lapse of the SARs or the termination of the Holder’s employment with the Company or any Subsidiary. 5.12 SARs Not Part of Employment Compensation. The SARs and the Shares subject to the SAR are extraordinary items that do not constitute part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Subsidiary or affiliate of the Company. In addition, Holder acknowledges that by electronically signing the Grant Notice and this Agreement that the grant of the Award is at the Company’s sole discretion based on the Plan, and does not entitle the Holder to further grant(s) of Awards, nor to claim for further grant(s) of Awards, in respect of the Plan or any other award(s) under any other plan or program maintained by the Company or any Subsidiary. 5.13 Data Protection. By electronically signing the Grant Notice and this Agreement, the Holder acknowledges and understands that the Company and its Subsidiaries (including the Holder’s employer), as applicable, may hold certain personal information about the Holder (and, to the extent provided by the Holder, a Permitted Transferee or other beneficiary), including but not limited to, as applicable, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries, details of all Awards or other entitlements to shares awarded, exercised, vested or unvested in the Holder’s favor, and, as the case may be, sensitive information pertaining to disability, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Holder understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Holder’s participation in the Plan and in connection with any Award, and the Company and its Subsidiaries may each further transfer the Data to any third-party service providers where such service providers are providing necessary assistance, presently or in the future, to the Company and its Subsidiaries in the implementation, administration and management of the Plan or the Award (including the Plan administrator or a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares). These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. The Data related to the Holder (or the Permitted Transferee or other beneficiary) will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan. Where applicable, the Holder shall be responsible for obtaining Data from a Permitted Transferee or other beneficiary and will provide the Permitted Transferee or other beneficiary with such information about the processing of such Data as the Company or its Subsidiaries require and will obtain such Permitted Transferee’s or beneficiary’s consent in connection with the Company’s and its Subsidiaries’ processing of the Data before such Data is provided by the Holder to

14 the Company or its subsidiaries. This Section 5.13 should be read in conjunction with Exhibit C, which sets out additional country-specific information applicable to a Holder where the Holder is permanently located in one of the jurisdictions set out therein. 5.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Subsidiaries and Holder with respect to the subject matter hereof. 5.15 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice, the Foreign Appendix, if applicable, or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding anything herein to the contrary, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Holder or any other person to the Company or any of its Subsidiaries, employees or agents. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Holder’s separation from service shall instead be paid on the first business day after the date that is six months following the Holder’s separation from service (or, if earlier, the Holder’s date of death). 5.16 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement. 5.17 Limitation on Holder’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the SARs, and rights no greater than the right to receive Shares or cash as a general unsecured creditor with respect to the SARs, as and when exercised pursuant to the terms hereof. 5.18 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. 5.19 Special Provisions for SARs Granted to Holders Outside the U.S. If Holder performs services for the Company or any Subsidiary outside of the United States, the SARs shall be subject to the special provisions, if any, for Holder’s country of residence, as set forth in the Foreign Appendix.

15 (a) If Holder relocates to one of the countries included in the Foreign Appendix during the life of the SARs, the special provisions for such country shall apply to Holder, as specified in the special provisions for the relevant country, or (if not so specified) to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. (b) The Company reserves the right to impose other requirements on this Award and any Shares received upon exercise of the SARs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 5.20 Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the satisfaction of any Tax Liability as provided in Section 4.5(a)(iii) or Section 4.5(d): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the Tax Liability arises or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable Tax Liability, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (v) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price and that the proceeds of any such sale may not be sufficient to satisfy the applicable Tax Liability; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable Tax Liability, Holder agrees to pay immediately upon demand to the Company or its Subsidiary (including the Employer, if applicable) with respect to which the Tax Liability arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s Tax Liability, or otherwise to enter into arrangements satisfactory to the Company and/or the relevant Subsidiary for payment of such remaining portion of the Tax Liability in accordance with the provisions of Section 4.5 above.

16 EXHIBIT B STOCK APPRECIATION RIGHT GRANT NOTICE SPECIAL PROVISIONS FOR STOCK APPRECIATION RIGHTS GRANTED TO PARTICIPANTS OUTSIDE THE U.S. This Exhibit B includes special terms and conditions applicable to Holders in the countries below. These terms and conditions are in addition to those set forth in the Stock Appreciation Right Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement or the Plan, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable. This Foreign Appendix also includes information relating to exchange control and other issues of which Holder should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of March 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Holder not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the SARs are exercised or any Shares acquired under the Plan are sold. In addition, the information is general in nature and may not apply to the particular situation of Holder, and the Company is not in a position to assure Holder of any particular result. Accordingly, Holder is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Holder is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Holder. AUSTRALIA A copy of the Plan is enclosed with this Grant Notice and Agreement. The Plan, the Agreement and this Grant Notice do not constitute financial advice. Any advice given by the Company in relation to the Grant Notice, the Agreement, the Plan, the SARs or the Shares does not constitute financial advice and does not take into account your objectives, financial situation and needs. In considering the SARs and the amount of cash and/or Shares that you will receive on exercise of the SARs, subject to satisfaction of vesting conditions, you should consider the risk factors that could affect the performance of the Company and the value of SARs and Shares, which value can increase or decrease from time to time, and the amount of any Tax Liability. You should carefully consider these risks in light of your investment objectives, financial situation and particular needs (including financial and tax issues). You should seek professional guidance from your stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to acquire SARs or Shares. How to calculate values in Australian dollars Your SARs will vest in accordance with the Grant Notice and the Agreement (which require certain conditions to be met) and are subject to a four-year graded vesting schedule. The SARs may result in Shares or cash being given to you, in accordance with the Grant Notice.

17 You will not be required to pay any amount for the SARs or any Shares that will be issued to you upon vesting. However, the amount of cash or number of Shares you receive will depend on the market price of Shares at the time, the Exercise Price per Share set out in the Grant Notice and the amount of any Tax Liability in connection with the grant and exercise of the SARs and the issue of any Shares. You can ascertain the market price of a Share in the Company in United States Dollars (“USD”) from time to time by visiting either: • the Company’s website (https://investor.livanova.com/stock-information/stock-quote- chart); or • the Nasdaq website (http://www.nasdaq.com/symbol/livn). To determine the Exercise Price for a SAR or the market value of a Share in Australian Dollars (“AUD”), you will need to apply the prevailing USD: AUD exchange rate. For example, if the exchange rate is 1 USD: 1.5 AUD, and one share of Common Stock has a value of USD $1 on the Nasdaq, its equivalent value will be AUD $1.50. BELGIUM Definition of “Tax Liability” in Section 4.5 of this Agreement: For the avoidance of doubt, the definition of “Tax Liability” as used in Section 4.5 of this Agreement shall not include the employer social security contributions (cotisations sociales patronales / sociale patronale bijdragen), nor any vacation pay that would be due. The following section is inserted in Article 4 of this Agreement: “4.9. Lock-up Period following Vesting of SARs: (a) When the SARs are distributed in Shares pursuant to this Agreement, these Shares delivered to the Belgian Holder shall be subject to a two-year lock-up period during which the Shares cannot be sold, encumbered or otherwise transferred, starting as of the moment of Vesting. As a consequence of this lock-up of the Shares, the Belgian Holder will not be able to sell, encumber or otherwise transfer the Shares during this period. (b) In the event that the Belgian Holder does not comply with Section 4.9 (a) of this Agreement, the Belgian Holder will be responsible for reimbursing the Company (or any Subsidiary or the Employer, as applicable) for any liability (for the avoidance of doubt, including but not limited to any Tax Liability and any (increase of) employer social security contributions) which it has or will incur as a result of such non-compliance to the greatest extent permitted by Applicable Law. The Holder agrees to indemnify and keep indemnified the Company (or any Subsidiary or the Employer, as applicable) in respect of any such liability.” CANADA Holder’s SARs shall be settled in Shares only (either in book-entry form or otherwise), unless the Administrator offers the Holder the right to receive cash in lieu of Shares and the Holder, in its discretion, so elects.

18 Section 5.11 to be amended with the following at the end of the last sentence of such section: “, subject only to the minimum entitlements under the Applicable Laws, including the applicable employment standards legislation.” Section 5.12 to be amended with the following at the end of the first sentence of such section: “, subject only to the minimum entitlements under the Applicable Laws, including the applicable employment standards legislation.” The following to be added as Section 5.21: “The parties acknowledge having requested that the present Agreement and all related documents be drafted in English only. Les parties reconnaissent avoir demandé que le présent contrat et les documents joints soient rédigés en anglais seulement.” GERMANY Definition of “Tax Liability” in Section 4.5: For the avoidance of doubt, the term “Tax Liability” shall not include the employer portions of the social security contributions. The following sentence is inserted at Section 5.1 of the Agreement “For the avoidance of doubt, the Administrator’s decisions and interpretations shall be subject to reasonable discretion.” The heading of Section 5.12 shall be supplemented and read as follows: “5.12 SARs Not Part of Employment Compensation, No Legal Claim to Grant(s).” ITALY Section 2.4: Unless otherwise determined by the Administrator, a Holder’s SARs shall only be distributed in Shares (either in book-entry form or otherwise), and no portion of the Holder’s SARs shall be payable to the Holder in cash. Section 4.5: For the avoidance of doubt, with specific reference to social security contributions, the notion of “Tax Liability” shall only include the portion of applicable social security contributions to be borne by the Holder. JAPAN Notwithstanding Section 5.3 of the Agreement, the Japanese Holder’s SARs shall not be transferable or splittable in any circumstance.

19 There should be no requirement for your Employer in Japan to withhold the income tax and social security contributions on the amount taxable upon vesting of the SARs or any portion thereof. Please note, however, that your Employer in Japan will report your vested SARs to the Japanese tax authority by March 31 of the following year of the vesting. You should report your vested SARs in your individual income tax return and pay directly to the Japanese tax authorities the income tax liability with regard to your vested SARs by the due date, which is usually March 15. You should understand that SARs and their underlying Shares (or any cash paid upon settlement of SARs) are granted as an employee benefit and are not considered your salary in any circumstance. SINGAPORE The following section is inserted in Article 4 of this Agreement: “4.9. Lock-up Period following Vesting of SARs: (a) When the SARs are distributed in Shares pursuant to this Agreement, such Shares delivered to a Singapore Holder shall be subject to a six-month lock-up period during which the Shares cannot be sold, encumbered or otherwise transferred, starting as of the moment of Vesting. As a consequence of this lock-up of the Shares, the Singapore Holder will not be able to sell, encumber or otherwise transfer the Shares during this period.” UNITED KINGDOM The following paragraph is inserted as Section 4.5(f) of the Agreement where (i) on the Grant Date, Holder is resident in the United Kingdom for tax purposes or performs some or all of the duties of Holder’s engagement with the Company (or any Subsidiary) in the United Kingdom (other where such performance in the United Kingdom is not significant in scope and is incidental to duties performed by Holder outside the United Kingdom); or (ii) after the Grant Date, Holder becomes resident in the United Kingdom for tax purposes or commences performing some or all of the duties of Holder’s engagement with the Company (or any Subsidiary) in the United Kingdom (other than where such performance in the United Kingdom is not significant in scope and is incidental to duties performed by Holder outside the United Kingdom), in which case the terms of this United Kingdom part of the Foreign Appendix shall be deemed to apply from the Grant Date: “(i) Holder irrevocably agrees to pay to the Company or (if different) the Employer the amount of any Tax Liability or enter into arrangements to the satisfaction of the Company or the Employer (as appropriate) for payment of any Tax Liability. This Section 4.5(f)(i) and the following Sections 4.5(f)(ii) and (iii) shall apply to any Tax Liability to the extent that the Company, any Subsidiary or the Employer is required or authorized, or reasonably believes it is required or authorized, to withhold, pay or account for such Tax Liability, and Sections 4.5(f)(ii) and 4.5(f)(iii) shall be read accordingly. (ii) Holder further irrevocably agrees that if Holder does not pay or the Employer or the Company does not withhold from Holder the full amount of any Tax Liability that Holder owes in connection with the grant, vesting, exercise or settlement of SARs, the transfer or issue of Shares to Holder on vesting, exercise or settlement of SARs, any restrictions applicable to Shares held by Holder ceasing to apply to those Shares, the disposal of any Shares, the release or assignment of SARs for consideration, or the receipt of any other benefit in connection with the Award or the SARs (the “Taxable

20 Event”) within ninety (90) days of the end of the UK tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) (the “Due Date”), then the amount of any uncollected Tax Liability shall (unless the Company or (if different) the Employer determines otherwise at its discretion) constitute a loan owed by Holder to the Company or (if different) the Employer, effective on the Due Date. Holder agrees that the loan will bear interest at the then current official rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by Holder, and the Company or the Employer (as appropriate) may recover it at any time thereafter by any of the means referred to in Section 4.5(a) of the Agreement. Holder also authorizes the Company to withhold the transfer of any Shares unless and until the loan is repaid in full. (iii) Notwithstanding the foregoing, if Holder is a director or other officer of the Company or the Employer (including an executive officer of the Company), Holder will not be eligible for such a loan to cover any relevant uncollected Tax Liability. In that case, or in any other case where the Company or the Employer determines not to treat the amount of any uncollected Tax Liability as a loan in accordance with the preceding paragraph, the amount of any uncollected Tax Liability that is not collected from or paid by Holder by the Due Date will constitute a benefit to Holder on which additional income tax and National Insurance contributions (“NICs”) will be payable. Holder shall be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime (unless the Company or the Employer has confirmed that such income tax has been accounted for through payroll) and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit which the Company and/or the Employer may recover from Holder at any time thereafter by any of the means referred to in Section 4.5(a) of the Agreement. (iv) To the extent required by the Administrator or the Company (or, if different, the Employer), and subject to this being permitted by Applicable Law, the grant, vesting, exercise and/or settlement of the SARs shall be conditional on: (A) Holder entering into a joint election with the Company or (if different) the Employer (as appropriate) pursuant to section 431(1) or 431(2) of ITEPA 2003 (or such other election as the Company or (if different) the Employer may direct for the same purpose) in respect of any Shares acquired (or to be acquired) on the grant, vesting, exercise and/or settlement of the relevant SARs; and (B) Holder entering into a joint election with the Company or (if different) the Employer (as appropriate), made in accordance with paragraph 3B(1) of Schedule 1 of the UK Social Security Contributions and Benefits Act 1992, to transfer to Holder the liability for and secondary Class 1 (employer) NICs arising in respect of “relevant employment income” as defined in paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992.”

EXHIBIT C Additional Country-Specific Data Protection Information Supplementing Section 5.13 of the Stock Appreciation Right Agreement This Exhibit C, which is part of and supplements Section 5.13 of the Agreement, sets out additional country-specific data protection information required to be disclosed to a Holder who is located in any of the jurisdictions listed below. Canada Where the Holder is permanently located in Canada the following provision applies and supplements Section 5.13 of the Agreement: 1. The Holder hereby explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of the Holder’s Data as described in the Plan and any Award Agreement by and among, as applicable, the Company and its Subsidiaries for the purpose of implementing, administering and managing the Holder’s participation in the Plan or the Award. 2. The Holder understands and acknowledges that the Holder’s Data may be stored and processed by the Company and its Subsidiaries and their service providers in the United States, European Union or other jurisdictions that may not have data protection or other laws that are as protective as in your country of residence. In the event that Data is transferred outside of Canada to the United States, European Union or other foreign jurisdiction, it will be subject to the laws of that jurisdiction and may be disclosed to or accessed by the courts, law enforcement and governmental authorities in accordance with those laws. By participating in the Plan or the Award, the Holder consents to the transfer, processing and storage of their Data in countries outside of your country of residence, including the United States, European Union or other jurisdictions. 3. The Holder authorizes the Company, its Subsidiaries and any third parties assisting, presently or in the future, the Company and its Subsidiaries in the implementation, administration and management of the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan. Further, the Holder understands that he or she is providing the consents herein on a purely voluntary basis. If the Holder does not consent, or if the Holder later seeks to revoke his or her consent, or instructs the Company or its Subsidiaries to cease the processing of the Data, the only adverse consequence is that the Company may cancel the Holder’s ability to participate in the Plan or the Award and, at the Administrator’s discretion, the Holder may forfeit any outstanding Awards. Therefore, the Holder understands that refusing or withdrawing his or her consent may affect the Holder’s ability to participate in the Plan or the Awards. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that he or she may consult the

22 Company’s relevant privacy policies or contact his or her local human resources representative. 4. In addition to the foregoing, where the Holder is permanently located in Quebec, the following provision applies and supplements Section 5.13 of the Agreement: 5. The Holder understands and acknowledges that the Holder’s Data may be stored and processed by the Company and its Subsidiaries and their service providers outside of Quebec including, but not limited to, in the United States, United Kingdom, European Union, Jersey and in any other jurisdiction where the Company administers the Plan. These jurisdictions may not have data protection or other laws that are as protective as in your country of residence. In the event that Data is transferred outside of Quebec to jurisdictions including, but not limited to, the United States, United Kingdom, European Union, Jersey and any other jurisdiction where the Company administers the Plan, it will be subject to the laws of that jurisdiction and may be disclosed to or accessed by the courts, law enforcement and governmental authorities in accordance with those laws. By participating in the Plan or the Award, the Holder consents to the transfer, processing and storage of their Data outside of Quebec, to jurisdictions including, but not limited to, the United States, United Kingdom, European Union, Jersey and any other jurisdiction where the Company administers the Plan. This information is supplemental to and should be read in conjunction with the Notice on Employee Data Processing. European Union (“EU”)/European Economic Area (“EEA”) and the United Kingdom (“UK”) Where the Holder is permanently located in the EU/EEA or the UK, the following provision applies and supplements Section 5.13 of the Agreement: The Holder understands and acknowledges that: 1. The data controller of the processing of Data related to implementation, administration and management of the Plan and the Award is the Company or its Subsidiaries (as applicable); 2. The legal basis for such processing of the Data (including any transfer of the Data as described in paragraph 3, below) is that the processing is necessary for the performance of a contract to which the Holder is a party (namely, this Agreement or any other Award Agreement); to the extent that it becomes necessary to process special categories of data, in particular as relates to disabilities, for the administration of the Plan or any Award, consent of the Holder will be sought; 3. Any transfer of the Data to a third party (including to the Plan Administrator or a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares) located in a jurisdiction outside of the EU/EEA or the UK

23 (where such jurisdiction has not been deemed “adequate” for the purpose of the laws applicable to the protection of personal data in the EU/EEA or the UK) will be made subject to appropriate safeguards, in compliance with applicable data protection law, further details of which shall be provided on request; 4. The Holder may, at any time, access the Holder’s Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data without cost or exercise any other rights the Holder may have in relation to the Holder’s Data under Applicable Law, including the right, in certain circumstances, to object to or restrict processing or request that data be erased, or the right to make a complaint to a data protection regulator in the EU/EEA or the UK; 5. In the event that the Company or its Subsidiaries (as applicable) are unable to process Data as is required for the purpose of administering, managing or implementing the Plan of this Award, it may not be possible for the Holder to participate in the Plan or Award; 6. Queries or requests regarding the Holder’s Data or the processing of such Data in connection with the Plan or this Award can be made to the Company’s representative relating to the Plan, who may be contacted through the LivaNova Data Protection Portal (subject access). This information is supplemental to and should be read in conjunction with the Notice on Employee Data Processing (which may be updated from time to time and is currently located on the LivaNova Data Protection Portal). Japan Where the Holder is permanently located in Japan, the following provision applies and supplements Section 5.13 of the Agreement: 1. The utilization purpose of the Data is to implement, administer and manage the Plan and the Award; 2. The Company and its Subsidiaries may share the Data for the purpose described in paragraph 1 above; the Company (CEO: Damien McDonald, registered address: 20 Eastbourne Terrace, London, W2 6LG, United Kingdom) is the company responsible for the management of the Data; 3. Any transfer of the Data to a third party (including to the Plan administrator or a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares) located in a jurisdiction outside of Japan, the EU/EEA or the UK (where such jurisdiction has not been deemed “adequate” for the purpose of the laws applicable to the protection of personal data in Japan) will be made subject to appropriate safeguards, in compliance

24 with the Act on the Protection of Personal Information (the “APPI”) or other applicable data protection law, if any; 4. The Holder may, at any time, access the Holder’s Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data without cost or exercise any other rights the Holder may have in relation to the Data under APPI or any Applicable Law, including the right, in certain circumstances, to object to or restrict processing or request that data be erased, or the right to make a complaint to a data protection regulator in Japan; 5. In the event that the Company or its Subsidiaries (as applicable) are unable to process the Data as is required for the purpose of administering, managing or implementing the Plan of this Award, it may not be possible for the Holder to participate in the Plan or Award; 6. Queries or requests regarding the Holder’s Data or the processing of such Data in connection with the Plan or this Award can be made to the Company’s representative relating to the Plan, who may be contacted through the LivaNova Data Protection Portal (subject access). This information is supplemental to and should be read in conjunction with the Notice on Employee Data Processing (which may be updated from time to time and is currently located on the LivaNova Data Protection Portal). Singapore By your participation in the Plan, you hereby consent to the collection, use and disclosure of your personal data which includes (but is not limited to): 1. terms and conditions of employment; 2. personal and emergency contact details; 3. remuneration details, bonus and share plan information; 4. taxation, banking and central provident fund details; and 5. any other information that you provide to the Company. The purposes for which the Company collects, uses and discloses this data is for use concerning the Plan and any collection, use and disclosure of such data will be in compliance with the Personal Data Protection Act 2012 of Singapore (the “PDPA”). For the purpose of the Plan, the Company may from time to time transfer your personal data to the following classes of persons (within or outside Singapore): 1. a related corporation as defined under the Companies Act 1967 of Singapore;

25 2. the Company’s banks; 3. administrator of the Singapore Subsidiary’s central provident fund scheme; 4. outside parties involved in a merger, acquisition or due diligence exercise; 5. parties involved in a dispute, litigation, investigation, proceedings or enquiry; 6. companies or third-party service providers the Company engages to perform the functions listed above on the Company’s behalf; 7. applicable regulators, governmental bodies, law enforcement agencies, courts and arbitral bodies, tax and customs authorities, supervisory bodies, or other industry recognized bodies located inside or outside Singapore as required by any applicable local or foreign law, rules and regulations, codes of practice or guidelines of any applicable jurisdiction, or any governmental or regulatory authority in or outside Singapore; and 8. anyone you authorize. The above classes of persons are situated in Singapore as well as in locations where the Company has business operations and where its staff and data processing agents may perform duties for the Company. These locations include Europe, the Americas and other Asia Pacific locations. For a detailed list of these locations, please refer to our website (www.livanova.com). In such cases, the Company will ensure that it complies with its obligations under the PDPA, including to ensure that the recipient of your personal data is bound by legally enforceable obligations (in accordance with the applicable regulations of the PDPA) to provide to the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA. You must use all reasonable endeavours to keep the Company informed of any changes to your personal data. It is the Company’s policy to retain certain personal data of the Singapore Holders even when they cease to be employed, and such retention of personal data will be in accordance with applicable law. This data may be required for any residual Plan-related activities, such as allowing the Company to fulfil any of the Company’s contractual or statutory obligations. To the extent applicable law allows, you may request access to, and correction of, your personal data in relation to the Plan. For any further information, please contact our Director of Total Global Awards.

26 This information is supplemental to and should be read in conjunction with the Notice on Employee Data Processing (which may be updated from time to time and is currently located on the LivaNova Data Protection Portal). United States Where the Holder is permanently located in the United States, the following provision applies and supplements Section 5.13 of the Agreement: 1. The Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Holder’s Data, including personal data, as described in the Plan and any Award Agreement by and among, as applicable, the Company and its Subsidiaries for the purpose of implementing, administering and managing the Holder’s participation in the Plan or the Award. 2. The Holder authorizes the Company, its Subsidiaries and any third parties assisting, presently or in the future, the Company and its Subsidiaries in the implementation, administration and management of the Plan, to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan. Further, the Holder understands that he or she is providing the consents herein on a purely voluntary basis. If the Holder does not consent, or if the Holder later seeks to revoke his or her consent, or instructs the Company or its Subsidiaries to cease the processing of the Data, the only adverse consequence is that the Company may cancel the Holder’s ability to participate in the Plan or the Award and, at the Administrator’s discretion, the Holder may forfeit any outstanding Awards. Therefore, the Holder understands that refusing or withdrawing his or her consent may affect the Holder’s ability to participate in the Plan or the Awards. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that he or she may consult the Company’s relevant privacy policies or contact his or her local human resources representative. This information is supplemental to and should be read in conjunction with the Notice on Employee Data Processing (which may be updated from time to time and is currently located on the LivaNova Data Protection Portal).